UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2026

SURF AIR MOBILITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41759	36-5025592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(424) 332-5480

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	SRFM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 18, 2026, Carl Albert, the Chairman of the Board of Directors (the “Board”) of Surf Air Mobility Inc. (the “Company”), notified the Company of his decision not to seek re-election to the Board at the Company’s upcoming 2026 Annual Meeting of Shareholders, which is scheduled to be held on July 24, 2026 (the “Annual Meeting”).

Mr. Albert will continue to serve as Chairman of the Board and as a director of the Company until the Annual Meeting, at which time his current term will expire. Mr. Albert’s decision not to seek re-election is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Mr. Albert will transition to the role of Chairman Emeritus and serve as an advisor to the Board pursuant to an Advisory Services Agreement entered into on May 19, 2026, and effective July 24, 2026 (the “Advisory Agreement”). Pursuant to the terms of the Advisory Agreement, Mr. Albert shall serve as an advisor to the Board for a one (1) year period that will commence following completion of the Annual Meeting, provided that the term may be earlier terminated by either party upon 30 days’ prior written notice, or immediately by the Company upon written notice in the event of certain misconduct by the Advisor, and may be extended for an additional one (1) year period by mutual agreement of the parties. In accordance with the Advisory Agreement, in exchange for provision of the advisory services, Mr. Albert will receive an annual fee of $110,000, annual equity compensation with a grant-date value of approximately $165,000 per year, on the same terms, conditions, and vesting schedule as equity compensation grants then in effect for non-employee members of the Board, and a one-time equity award of 1,000,000 shares of the Company’s common stock issuable in two tranches: 750,000 shares to be granted and fully vested on the effective date of the Advisory Services Agreement, and 250,000 shares to be granted and fully vested on the one-year anniversary of the effective date of the Advisory Service Agreement, subject to Mr. Albert’s continued service through such date. The foregoing description of the Advisory Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Advisory Services Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On May 18, 2026, on the nomination of Mr. Albert, the Board elected Shawn Pelsinger as successor Chairman of the Board, effective as of the date of the Annual Meeting.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Advisory Services Agreement dated May 19, 2026, but effective as of July 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURF AIR MOBILITY INC.

Date: May 22, 2026	By:	/s/ Deanna White
	Name:	Deanna White
	Title:	Chief Executive Officer